UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 17, 2011

INFORMATION ARCHITECTS CORPORATION

NORTH CAROLINA	0-22325	87-0399301
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

7625 Chapelhill Drive

ORLANDO, FLORIDA 32819

(954) 358-7099

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Section 1 – Registrant’s Business and Operations

Not Applicable

Section 2 – Financial Information

Not Applicable

Section 3 – Securities and Trading Markets

Not Applicable

Section 4 – Matters related to Accountants and Financial statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 12, 2011 (date as stated on Public Company Accounting Oversight Board (PCAOB) website), sanctions against our former auditors, Cordovano and Honeck LLP became effective. On October 13, 2011 (date as stated on October 14, 2011 letter from SEC), the PCAOB revoked the registration of Cordovano and Honeck LLP. We will therefore no longer be using them as auditors as they are no longer a PCAOB registered firm.

The audit reports of Cordovano and Honeck LLP for 2009 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles other than that their opinions included an explanatory paragraph stating that the financial statements were prepared assuming that the Company will continue as a going concern.

This change has been approved by the Company’s Board of Directors.

There were no disagreements with Cordovano and Honeck LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Section 5 – Corporate Governance and Management

Not Applicable

Section 6 – Asset-Backed Securities

Not Applicable

Section 7 – Regulation FD

Not Applicable

Section 8 – Other Events

Not Applicable

Section 9 – Financial Statements and exhibits

Not Applicable

Exhibits

Number	Description
16	Letter from Cordovan and Honeck LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

October 17, 2011

INFORMATION ARCHITECTS CORPORATION BY: /S/ Roland Breton —————————————— Roland Breton President